Exhibit 10.01
NOTICE: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
PORTIONS OF THIS DOCUMENT AS INDICATED HEREIN
LICENSE AGREEMENT
     This License Agreement (“Agreement”), is made and entered into as of the 10th day of September, 1992, by and between Martek Biosciences Corporation, a Delaware corporation (“Licensor”), and Bestuurcentrum der Verenigde Bedrijven Nutricia B.V., a corporation organized and existing under the laws of the Netherlands (“Licensee”).
WITNESSETH:
     WHEREAS, Licensor has developed certain technology (the “Technology”) relating to the production by microbial fermentation of Omega-3 and Omega-6 long-chain polyunsaturated fatty acid-containing triglycerides for possible incorporation into infant formula; and
     WHEREAS, Licensee is in the business of developing, manufacturing and marketing infant nutritional products; and
     WHEREAS, Licensee desires to obtain a non-exclusive license from Licensor for the use of the Technology in the Territory (as defined below) and Licensor is willing to grant such license subject to the conditions and pursuant to the terms set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, each party hereby agrees with the other as follows:
ARTICLE I
DEFINITIONS
     Section1.1. “Affiliate” shall mean any person, corporation, firm or partnership or other entity which directly or indirectly owns Licensee, is owned by Licensee or is owned by a party which owns Licensee to the extent of at least 50% of the equity having the power to vote on or direct the affairs of the entity.
     Section 1.2. “Infant Formula Product” shall mean a breast milk substitute formulated industrially in accordance with applicable Codex Alimentarius standards to satisfy the total normal nutritional requirements of infants up to between four and six months of age and adapted to their physiological characteristics and fed in addition to other foods to infants up to approximately one year of age.
     Section 1.3. “Licensed Patents” shall mean all patents and patent applications throughout the world which cover the Technology, including all
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patents and patent applications covering inventions, improvements or modifications conceived or developed by Licensor during the term of this Agreement and included in the Technology.
     Section 1.4. “Martek Product,” shall mean triglycerides containing Omega-3 and/or Omega-6 long-chain polyunsaturated fatty acids produced by microbial fermentation using the Technology.
     Section 1.5. “Nutricia Formulaid Product” shall mean a product (i) which is an Infant Formula Product, (ii) which is in a form for utilization by consumers, (iii) which is developed by Licensee or its Affiliates, (iv) which bears Licensee’s label or the label of an Affiliate, and (v) into which the Martek Product is incorporated.
     Section 1.6. “Technology” shall mean the organisms, microorganisms, specifications, biological materials, designs, formulae, processes, standards, data, trade secrets, knowhow, copyrights and technology relating to the development and production of the Martek Product and which are proprietary to Licensor and any modifications, improvements and enhancements to any of the foregoing made by Licensor, Licensee or Licensee’s Affiliates, which, in Licensor’s opinion, is or are necessary in the production and development of the Martek Product.
     Section 1.7. “Territory” shall mean [      *      ]
     Section 1.8. “Third Party” shall mean any party other than Licensor, Licensee and Affiliates.
     Section 1.9. “Trademark” shall mean the trademark “Formulaid”, together with the registration thereof attached hereto as Exhibit I.
ARTICLE II
GRANT OF LICENSE AND OTHER RIQHTS
     Section 2.1. License. Licensor hereby grants to Licensee for the term of this Agreement and subject to the conditions of this Agreement, a non-exclusive, non-transferable right and license, directly or through an Affiliate, (i) to use the Technology for the production of the Nutricia Formulaid Product within the Territory, (ii) to use and make within the Territory the Martek Product for purposes of producing the Nutricia Formulaid Product within the Territory and (iii) to use, market and distribute by sale within the Territory the Nutricia Formulaid Product.
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     Section 2.2. Licenses to Third Parties and Arrangements with Suppliers. Licensor shall be entitled to, and shall be obligated to, license the Technology, the Licensed Patents and the Martek Product to Third Parties as follows:
          (i) Licensor shall use reasonable efforts further to license the Technology or the Licensed Patents or otherwise to produce the Martek Product, itself or through a Third Party whether or not pursuant to another licensing arrangement, for the purpose of creating a sufficient supply of the Martek Product to satisfy Licensee’s .and its Affiliates’ requirements with respect to their marketing and sale of the Nutricia Formulaid Product; provided, however, that Licensee shall communicate forecasts of twelve month requirements at least three months prior to any twelve month period to which such requirements relate and Licensor shall not be obligated to use reasonable efforts to satisfy any such communicated requirements to the extent that such requirements exceed 20 percent of any prior forecast relating to the same period.
          (ii) If Licensor licenses the Martek Product, the Licensed Patents and the Technology to a Third Party pursuant to subsection (i) of this Section 2.2, Licensor shall permit Licensee to negotiate the terms of the purchase and supply arrangements between the Licensee and such Third Party directly with such Third Party; provided, however, that such direct negotiations or arrangements shall not affect Licensor’s rights to royalties or other fees from Licensee or such Third Party.
          (iii) If the Third Parties to whom the Martek Product and the Technology are licensed and Martek in the aggregate are unable to satisfy Licensee’s and its Affiliates’ requirements for the Martek Product (as established and communicated pursuant to subsection (i) of this-Section 2.2), Licensor shall appoint one or more additional licensed suppliers who are reasonably acceptable to Licensee and who can satisfy the excess demands of Licensee and its Affiliates.
          (iv) Licensor shall be entitled to grant any license to any Third Party relating to the Technology, the Martek Product or the Licensed Patent Rights upon any terms whatsoever; provided, however, that Licensor shall not grant any license to any Third Party for the incorporation of the Martek Product into, or for the use of the Technology for the production of, an Infant Formula Product with a royalty rate which is more favorable to such Third Party than the royalty rate provided in this Agreement with respect to the Licensee, without the prior written consent of Licensee or unless such more favorable royalty rate prospectively is extended to Licensee. Licensor covenants and agrees that, for as long as Royalties are due under this Agreement, Licensor will keep true and accurate records adequate to permit Licensee to confirm that the provisions described in this subsection (iv) are adhered to, and Licensee waives the confidentiality provisions of this Agreement to the extent reasonably necessary to allow an independent accountant to make such confirmation.
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          (v) Nothing in this Section 2.2 shall be construed to permit Licensee or its Affiliates to sub-license the Martek Product or the Technology or otherwise unilaterally to transfer to any Third Party the Martek Product or the Technology except as the same are incorporated into the Nutricia Formulaid Product.
          (vi) Licensor and Licensee acknowledge and agree that, at the time of the execution of this Agreement, the production cost of the Martek Product in gross quantities and the fair market value thereof are not ascertainable, and Licensor and Licensee covenant and agree that, prior to the first sale of a Nutricia Formulaid Product, Licensor and Licensee shall negotiate in good faith and agree upon reasonable terms relating to the consideration to be payable by Licensee or its Affiliates to Licensor for amounts of the Martek Product produced by or on behalf of Licensor and delivered to Licensee or its Affiliates.
     Section 2.3. Sublicensing. The grants to Licensee under this Article II shall not include the right to grant sublicenses.
     Section 2.4. Trademarks. In addition to the license granted hereunder relating to the Martek Product and the Technology, Licensor hereby grants to Licensee the non-exclusive, non-transferable right and license to use the Trademark solely on, and in connection with the manufacture and sale of, the Nutricia Formulaid Product, subject to the following terms and conditions:
          (i) Licensee shall not use the Trademark as or part of its corporate or business name or the name of any business entity which is controlled by it, whether an Affiliate or otherwise.
          (ii) Licensee and its Affiliates shall have no right to sublicense any of the rights in the Trademark conveyed hereunder.
          (iii) Licensee and its Affiliates shall not affix or use the Trademark on any product other than the Nutricia Formulaid Product.
          (iv) Licensee recognizes and acknowledges Licensor’s ownership of the Trademark and Licensor’s intent to protect the Trademark in such foreign countries as Licensor, in its sole discretion, deems appropriate. Licensee covenants and agrees that. it and its Affiliates shall not challenge, or cause a Third Party to challenge, Licensor’s right, title or interest in and to the Trademark anywhere in the world. All use by Licensee or its Affiliates of the Trademark anywhere in the world shall inure to the benefit of Licensor, and Licensee and its Affiliates shall make no use or apply for any registration thereof except as permitted by this Agreement. Nothing in this Agreement shall be construed so as to require Licensor to take any actions or measures to protect or secure any rights in or obtain or apply for registration of the Trademark.
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          (v) Licensee covenants that, upon notification from Licensor that Licensor has obtained a U.S. Federal Registration on the Trademark, Licensee will use the trademark registration symbol® each time it or its Affiliates uses the Trademark on the Nutricia Formulaid Product or on the labels, labeling or packaging thereof and on all material originating with Licensee or its Affiliates and used to promote the sale of Nutricia Formulaid Products, and the following legend prominently shall appear at least once in each such Nutricia Formulaid Product or material: “Formulaid® is a registered trademark of Martek Biosciences Corporation.” Until such time as Licensor obtains a U.S. Federal Registration on the Trademark, Licensee shall substitute the symbol “TM” in place of the symbol® as specified herein. Licensee further agrees that it will comply with the marking and registered user requirements of all foreign countries in which the Trademark is used, including, but not limited to, requirements relating to the execution of any documentation needed in order to effectuate the purpose of this provision.
          (vi) Licensee covenants that Nutricia Formulaid Products manufactured for and by it or its Affiliates and sold by it or its Affiliates shall be of a high standard and quality so as to reflect favorably upon the business of both Licensor and Licensee and the goodwill associated therewith. To effectuate the foregoing:
               (A) Prior to the time that Licensee or its Affiliates shall sell or offer for sale, in the regular course of business, any Nutricia Formulaid Product bearing the Trademark, Licensee shall submit to Licensor, for Licensor’s review of Licensee’s compliance with its obligations under this Agreement, samples of the Nutricia Formulaid Product as well as samples of all materials used to sell or to promote the sale of Nutricia Formulaid Products, including, but not limited to, labels, labeling, packaging materials, advertising and other promotional materials. Thereafter, Licensee and its Affiliates shall not make any change to the Nutricia Formulaid Product or to the way in which the Trademark is used or depicted in connection with the Nutricia Formulaid Product or make any change in such materials used to sell or promote the sale of the same without first submitting such proposed change to Licensor.
               (B) Licensor shall have the right, at all times and upon reasonable advance. notice to Licensee, to request and receive without charge at reasonable intervals throughout the term of this Agreement, a reasonable number of samples of Nutricia Formulaid Products and other materials that depict the Trademark, in order that Licensor may satisfy itself that such Nutricia Formulaid Products and materials which depict the Trademark conform to the samples thereof delivered pursuant to subparagraph (A) of this subsection (vi).
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               (C) No approval required of Licensor under this subsection (vi) shall be unreasonably withheld or delayed, and any sample of a Nutricia Formulaid Product bearing the Trademark or materials used to sell or promote the sale of Nutricia Formulaid Products bearing the Trademark which have not been disapproved within fifteen business days after receipt thereof shall be deemed to have been approved.
               (D) Licensee shall advise Licensor of any infringement of the Trademark of which it or its Affiliates becomes aware, but Licensee and its Affiliates shall not bring any action with respect to any such infringement without Licensor’s prior written consent. Licensee and its Affiliates shall cooperate with Licensor, at Licensor’s request, with respect to any of Licensor’s efforts to protect its interests in the Trademark. Nothing in this Agreement shall be construed so as to require Licensor to take any actions or measures with respect to any alleged, suspected or known infringement of the Trademark.
               (E) Licensee shall notify Licensor in writing prior to any material alterations to the formula of the Nutricia Formulaid Product bearing the Trademark.
          (vii) Nothing in this Section 2.4 or in this Agreement shall be construed to require Licensee or its Affiliates to use the Trademark on the Nutricia Formulaid Product or on the labels, labeling or packaging thereof or on materials used to promote the sale of the Nutricia Formulaid Product.
     Section 2.5. Services. Licensor shall make its officers and other employees available at reasonable times to provide technical and other consultation services relating to the use of the Technology, the production of the Martek Product, the securing of any regulatory approvals as are required under Section 6.1 of this Agreement and/or the incorporation of the Martek Product into the Nutricia Formulaid Product to the extent of [      *      ] hours in the aggregate by all such officers and employees over the term of this Agreement. If greater than [      *      ] hours of consultation services in the aggregate are required and requested by Licensee or its Affiliates, Licensor and Licensee hereby agree that, prior to the provision of additional consultation services, they shall enter into good faith negotiations relating to compensation and other terms for such additional consultation services, which compensation and other terms shall be commensurate with industry standards.
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ARTICLE III
TERM AND CANCELLATION
     Section 3.1. Term. This Agreement shall commence on the date of this Agreement and, unless earlier terminated pursuant to this Article III, shall terminate, as to each country in which the Nutricia Formulaid Product is sold for consumer use, on the later of: (i) the date which is ten years after the first commercial introduction of the Nutricia Formulaid Product in such country, or, (ii) if a patent is obtained with respect to the Technology or the Martek Product in such country within 10 years from the date of this Agreement, the date of the expiration, lapse or invalidation of such patent.
     Section 3.2. Material Breach; Opportunity to Cure. Either party to this Agreement may immediately terminate this Agreement by written notice and without judicial intervention if the other party shall materially fail to comply with or shall materially breach any of its obligations and covenants hereunder and shall not remedy and make good such breach or failure, or have undertaken to cure the same, within thirty (30) days from the receipt of a written notice of failure of compliance or breach.
     Section 3.3. Termination in case of Infringement. Licensor and Licensee shall have the right to terminate this Agreement with respect to the manufacture, use or sale of the Technology or the Martek Product in a particular jurisdiction within the Territory if a court of competent jurisdiction therein determines by final order that the Technology or the Martek Product, materially infringes upon the patent of any Third Party; provided, however, that Licensor and Licensee hereby covenant and agree that, prior to any such termination, Licensor and Licensee shall engage in reasonable, good faith efforts to develop, and shall cooperate with the other in developing, a lawful method of using, selling or manufacturing, as applicable, the Nutricia Formulaid Product in the applicable jurisdiction, including, but not limited to, efforts to procure a license from such Third Party or efforts to alter the design or offending composition of the Martek Product, the Technology or the Nutricia Formulaid Product, as applicable, so as to eliminate the infringement.
     Section 3.4. Payments Due Upon Termination or Cancellation. Upon expiration or termination of this Agreement, pursuant to any of the foregoing Sections, all amounts due pursuant to Article IV shall be immediately payable as of the date of termination or cancellation.
     Section 3.5. Sale of Inventory Upon Termination. Effective upon the date of expiration or termination of this Agreement, Licensee and its Affiliates shall cease manufacturing the Martek Product and the Nutricia Formulaid Product; provided, however, that, to the extent lawful, Licensee and its Affiliates may continue to distribute within the Territory the Nutricia Formulaid Products manufactured prior to such date if Licensee continues to make payments under Section 4.1 with respect to such Nutricia Formulaid Products and otherwise continues to comply with the terms and conditions of this Agreement. Notwithstanding the preceding, upon the
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earlier to occur of (i) the sale by Licensee and its Affiliates of all of their inventory of Nutricia Formulaid Products manufactured within the Territory prior to the date of the expiration or termination of this Agreement or (ii) the date which is six months after the date of the expiration or termination of this Agreement, Licensee and its Affiliates shall cease all use of the Technology, sale of the Nutricia Formulaid Product and use of the Trademark and Licensee and its Affiliates shall have no further rights under this Agreement.
     Notwithstanding the preceding, Licensee and its Affiliates shall not be required to cease manufacturing the Martek Product and the Nutricia Formulaid Product if, at the time of expiration or termination of this Agreement, Licensor (or its assignee) no longer have an exclusive proprietary interest in the Technology or the Martek Product.
     Section 3.6. Other Rights and Remedies. Unless another provision of this Agreement specifically provides to the contrary, the rights of termination as herein provided shall be in addition to all other rights and remedies which either party may have to enforce this Agreement or to secure damages for the breach hereof, and the exercise of any right of termination as herein provided by either party shall not relieve the other of any of its obligations under this Agreement accruing prior to the effective date of termination, including, but not limited to, the obligation to pay fees and Royalties pursuant to Section 4.1 or to render reports with respect thereto.
     Section 3.7. Termination by Licensee. At any time after the first anniversary date of this Agreement, Licensee shall have the right to terminate this Agreement of its own volition upon ninety (90) days prior written notice to Licensor.
ARTICLE I
PAYMENTS BY LICENSEE
     Section 4.1. Fees and Royalties. Licensee shall pay Licensor as compensation for the license and other rights granted hereby:
     (i) A sum in U.S. dollars equal to the amount described in subparagraph (ii) of this Section within five (5) business days following the date of this Agreement. Licensee shall make an additional payment in U.S. dollars by the first anniversary date of this Agreement in an amount equal to two-thirds (2/3) of the amount described in subparagraph (ii), of this Section (as increased as provided in the first sentence of subparagraph (iii), of this Section, if applicable).
     (ii) The amount described in this subparagraph (ii) shall be an amount equal to the product of (A), (B) and (C), where (A) equals
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$1,500,000, (B) equals the percentage of the world infant formula market represented by the infant formula market of the Territory (the “Market Percentage”), and (C) equals 2 if the Market Percentage is less than 25%, 1.5 if the Market Percentage is equal to or greater than 25% but less than 50%, 1.25 if the Market Percentage is equal to or greater than 50% but less than 75%, or 1 if the Market Percentage is equal to or greater than 75%.
     (iii) If, after the date of this Agreement, Licensee elects to expand the Territory, Licensee shall be obligated to pay an additional license fee equal to the difference, if any, between the amount it had paid as of such date pursuant to subparagraph (i), of this Section, and the amount it would have paid if the territory, as expanded, constituted the Territory as of the date of this Agreement. If, after the first anniversary date of this Agreement, Licensee elects to expand the Territory, Licensee shall be obligated to pay an additional license fee equal to the difference, if any, between the amount it had paid as of the first anniversary date pursuant to subparagraph {i), of this Section, and the amount it would have paid if the territory, as expanded, constituted the Territory as of the first anniversary date of the definitive agreement.
     (iv) A royalty payment (the “Royalty”) in an amount equal to [      *      ] of the greater of (i) the costs of goods sold (as calculated according to generally accepted accounting principles) and (ii) net sales of Nutricia Formulaid Products for a period of ten years from first commercial introduction of Nutricia Formulaid Product or for the life of relevant patents in each such country, whichever is longer. For purposes hereof “Net Sales” shall mean gross sales less normal returns and allowances (actually paid or allowed by Licensee) customary discounts (whether cash or trade), rebates, and sales and other taxes based on the sales prices whether or not absorbed by Licensee, but not including taxes assessed on income derived from such sales.
     Section 4.2. Manner of Royalty Payment. All Royalty payments with respect to each Nutricia Formulaid Product sold shall be made in advance of each calendar quarter to which such Royalties relate based upon a reasonable and good faith estimate by Licensee of sales during each such quarter and such payments shall be reconciled with actual sales experience during each such quarter by September 30 (with respect to the previous January 1 to June 30 period) and by March 30 (with respect to the previous July 1 to December 31 period). Payments shall be made at Licensor’s office as set forth below. Royalty payments shall be made in U.S. Dollars at the currency exchange rate in effect at 10:00 a.m. London time, Barclays Bank PLC, on the last day of the quarter with respect to which the Royalty is payable.
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     Section 4.3. Reimbursement of Expenses. Licensee agrees to pay to Licensor, in addition to the amounts specified in Section 4.1 above, all reasonable traveling, living and out-of-pocket expenses for services rendered by Licensor pursuant to Section 2.5 of this Agreement.
     Section 4.4. Commercialization and Other Expenses. Licensee and its Affiliates shall pay all expenses for the commercialization of the Nutricia Formulaid Product, including, but not limited to, expenses benefiting Licensor, the Martek Product or the Technology, and such expenses shall not be chargeable in any portion to Licensor. Licensee shall compensate Licensor for any samples of the Martek Product reasonably requested by Licensee at a reasonable price to be agreed upon by Licensor and Licensee pursuant to good faith negotiation. For purposes of the preceding sentence, “samples” shall mean quantities which are requested by Licensee or its Affiliates for research, development or testing purposes and not requested for the purpose of incorporation thereof into a Nutricia Formulaid Product which is to be distributed to Third Parties. Payment for quantities of the Martek Product which are delivered by Licensor to Licensee or its Affiliates and which are intended to be incorporated into a Nutricia Formulaid Product shall be governed by subsection (vi) of Section 2.2 of this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES,
     Section 5.1. Licensor’s Representations and Warranties. Licensor represents and warrants to the Licensee as follows:
          (i) Exhibit II sets forth a complete and accurate list of the Licensed Patents as of the date of this Agreement.
          (ii) Licensor has all necessary corporate power and authority to enter into this Agreement, perform its obligations hereunder and license the Technology and the Martek Product pursuant to the terms of this Agreement. Licensor’s performance under this Agreement does not materially conflict with any other material contract to which Licensor is bound.
          (iii) Licensor has, prior to the date of this Agreement, informed Licensee of all Third Party patents relevant to the Technology or the Licensed Patents and known to Licensor.
          (iv) Licensor has no actual knowledge that the Technology, the Martek Product or the technology described in the Licensor’s patent applications are being used by Third Parties.
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          (v) SECTION 5.2.DISCLAIMERS. (i) LICENSOR HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO THE MARTEK PRODUCT OR THE TECHNOLOGY AND ANY OTHER WARRANTY OR WARRANTIES RELATING THERETO AND NOT EXPRESSLY SET FORTH IN THIS AGREEMENT; PROVIDED, HOWEVER THAT IN THE EVENT THAT LICENSOR ELECTS TO MANUFACTURE THE MARTEK PRODUCT ACCORDING TO THE TERMS OF THIS AGREEMENT, THIS DISCLAIMER SHALL NOT APPLY TO LICENSORS OBLIGATION TO EXERCISE DUE CARE IN ITS MANUFACTURE OF THE MARTEK PRODUCT AND ITS OBLIGATION TO MANUFACTURE SUCH MARTEK PRODUCT IN ACCORDANCE WITH LICENSEE’S SPECIFICATIONS. LICENSOR DISCLAIMS ANY LIABILITY FOR CONSEQUENTIAL DAMAGES RELATING TO THE USE, MANUFACTURE, DISTRIBUTION, MARKETING, OR SALE OF THE TECHNOLOGY, THE MARTEK PRODUCT OR THE NUTRICIA FORMULAID PRODUCT. LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES THAT THE TECHNOLOGY OR THE MARTEK PRODUCT IS USABLE WITH THE NUTRICIA FORMULAID PRODUCT OR THAT THE TECHNOLOGY OR THE MARTEK PRODUCT CAN BE INCORPORATED SAFELY INTO THE NUTRICIA FORMULAID PRODUCT. LICENSOR SHALL NOT BE LIABLE FOR DAMAGES RESULTING FROM ANY IMPROVEMENTS OR MODIFICATIONS TO THE TECHNOLOGY OR THE MARTEK PRODUCT WHICH ARE NOT APPROVED AND ACKNOWLEDGED SPECIFICALLY BY LICENSOR AS BEING PROPRIETARY TO LICENSOR PURSUANT TO SECTION 7.1 OF THIS AGREEMENT OR RESULTING FROM ANY SALE, MANUFACTURE OR USE OF THE NUTRICIA FORMULAID PRODUCT.
          (ii) LICENSOR HEREBY DISCLAIMS ANY WARRANTY THAT THE TECHNOLOGY, THE MARTEK PRODUCT OR THE LICENSED PATENTS ARE FREE FROM INFRINGEMENT BY THIRD PARTIES. LICENSOR FURTHER DISCLAIMS ANY WARRANTY RELATING TO THE PATENTABILITY OF, OR THE VALIDITY OF ANY PATENTS RELATING TO, THE TECHNOLOGY OR THE MARTEK PRODUCT AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF ANY SUCH PATENTS OR THAT SUCH PATENTS MAY BE COMMERCIALLY EXPLOITED WITHOUT INFRINGING OTHER PATENTS.
            Section 5.3. Licensee’s Representations and Warranties. Licensee represents and warrants to the Licensor as follows:
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          (i) The execution and delivery of this Agreement and the performance by Licensee of the transactions contemplated hereby have been duly authorized by all necessary corporate actions.
          (ii) The performance by Licensee of any of the terms and conditions of this Agreement will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it or its Affiliates is a party.
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ARTICLE VI
LICENSEE’S COVENANTS
     Section 6.1. Compliance with Law, Regulatory Approval and Commercial Introduction. Licensee covenants and agrees that it and its Affiliates shall conduct all of their operations dealing with the Technology, the Martek Product and the Nutricia Formulaid Product in material compliance with all applicable laws, regulations and other requirements which may be in effect from time to time, of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, including, without limiting the generality of the foregoing, applicable food, drug safety and contamination laws and regulations and similar laws and other requirements as may be applicable in any jurisdiction within the Territory in which the Nutricia Formulaid Product is sold. Licensee further covenants and agrees that it shall use its best efforts to obtain, at its expense and as soon as practicable, all necessary regulatory approvals with respect to the use, manufacture and sale of the Nutricia Formulaid Product throughout the Territory and Licensee shall be responsible for performing all acts necessary for obtaining such approvals, including, but not limited to, the preparation of all necessary petitions or pre-market approval applications with regulatory agencies and the performance of all, necessary tests and data preparation. Subject to Licensor’s confidentiality obligations under Section 12.1 below, Licensee quarterly shall communicate to Licensor the status of all regulatory approvals and efforts to obtain such approvals in the Territory, and Licensee promptly shall make available to Licensor any documents relating thereto as are reasonably requested by Licensor. Licensee further covenants and agrees that it shall use its best efforts to distribute for sale throughout the Territory the Nutricia Formulaid Product if such distribution would be lawful in the absence of affirmative regulatory approval. Notwithstanding the preceding sentence, Licensee’s obligation to use its best efforts to obtain regulatory approvals for the Nutricia Formulaid Product and to perform all acts necessary to obtain such approvals shall continue during the term of this Agreement and such obligation shall not be relieved in the event Licensee or its Affiliates first distribute the Nutricia Formulaid Product for sale in the Territory and later determine that affirmative regulatory approval will be necessary in order to continue to distribute for sale the Nutricia Formulaid Product in the Territory.
     Section 6.2. Performance and Product Quality. Licensee covenants and agrees that it and its Affiliates shall exercise a reasonable standard of care in the testing, manufacturing, marketing, packaging, distribution and sale of the Nutricia Formulaid Product. Licensee further covenants and agrees that it and its Affiliates shall maintain quality control, provide adequate tests of materials,
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provide quality workmanship, and do such other things as are necessary to assure high quality production of the Nutricia Formulaid Product. In this regard, and without limiting the applicability of the general indemnification provisions applicable to the representations, warranties and covenants made by the parties to this Agreement as provided in Article XI of this Agreement, Licensee hereby covenants and agrees to indemnify, defend and hold harmless Licensor and Licensor’s directors, officers, employees and agents from and against all claims, actions or causes of action (whether sounding in contract, negligence or strict liability), suits and proceedings and all loss, assessments, liability, damages, and expenses incurred in connection therewith (including reasonable attorneys’ fees) for which Licensor or its directors, officers, employees or agents may become liable or incur with respect to any product liability claim asserted against Nutricia, its Affiliates, Third Parties or Licensor relating to the manufacturing, marketing, storage, packaging, distribution, sale or use of the Nutricia Formulaid Product.
     Section 6.3. Licensee’s Product Liability Insurance. Licensee covenants and agrees that it shall, throughout the term of this Agreement, obtain and keep in full force and effect adequate product liability insurance with respect to the Nutricia Formulaid Product manufactured or sold, wheresoever within the Territory so sold or manufactured, for bodily injury and property damage. Licensor shall be entitled to confirm Licensee’s compliance with the terms of this Section 6.3 at reasonable intervals and upon reasonable advance notice through the examination of Licensee’s insurance documents by a mutually acceptable Third Party auditor.
     Section 6.4. Licensee’s Records. Licensee covenants and agrees that, for as long as Royalties are due under this Agreement, Licensee will keep true and accurate records adequate to permit Royalties due to Licensor to be computed and verified, which records shall be made available upon prior written request by Licensor, during business hours, for inspection by an independent accountant who is, reasonably acceptable to Licensee and who shall be bound by a confidentiality agreement with the Licensee, to the extent necessary for the determination of the accuracy of the reports made hereunder. For purposes of this Section 6.4, any of the six largest accounting firms in the United States (or an associate thereof) shall be deemed reasonably acceptable to Licensee. Licensor shall bear the full cost of such inspection unless a discrepancy is discovered by the accountant which favors Licensee to the extent of five percent or greater of Royalties due hereunder, in which case Licensee shall bear the full cost of the inspection.
     Section 6.5. Protection of Proprietary Interests. Licensee acknowledges and agrees that the Licensed Patents and the Martek Product are proprietary to Licensor, and Licensee hereby covenants and agrees that Licensee shall not use the Technology or the Martek Product for any purpose not provided for hereunder, shall not challenge or cause any Affiliate or Third Party to challenge Licensor’s rights to the Technology, the Licensed. Patents or the Martek Product or the
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rights therein of Third Parties who are licensees of the Technology, the Licensed Patents and/or the Martek Product, and Licensee and its Affiliates shall cooperate with Licensor in protecting Licensor’s rights to the Technology, the Licensed Patents and the Martek Product at Licensor’s cost and expense. Licensor hereby covenants and agrees that Licensor shall not challenge or cause any Third Party to challenge Licensee’s rights in or to the Nutricia Formulaid Product, and Licensor shall cooperate with Licensee in protecting Licensee’s proprietary rights in and to the Nutricia Formulaid Product at Licensee’s cost and expense.
     The provisions of this Section 6.5 shall survive the termination or expiration of this Agreement, whether the termination is occasioned by the Agreement’s natural expiration pursuant to Section 3.1 of this Agreement or is earlier terminated pursuant to the other Sections of Article III of this Agreement.
     Section 6.6. Product Development and Use. Licensee covenants and agrees that it and its Affiliates shall, throughout the term of this Agreement, use their best efforts to use and develop the Technology and the Martek Product with respect to the Nutricia Formulaid Product in a way which is consistent with the parties’ objective of developing a final marketed product which has a polyunsaturated fatty acid composition effectively equivalent to that of human breast milk.
ARTICLE VII
ENHANCEMENTS
     Section 7.1 Improvements to Products. Licensee shall have the right to make improvements or modifications to the Technology or the Martek Product during the term of this Agreement, and, in the event Licensee makes any improvements or modifications to the Technology or the Martek Product, (i) Licensor shall during the term of this Agreement have a royalty free right to use such improvements or modifications, (ii) the Technology or the Martek Product as so improved or modified shall be subject to the terms of this Agreement, and (iii) Licensee shall give Licensor prompt written notice of any such improvement or modification. This Section 7.1 shall not be construed to require Licensee to pay to Licensor Royalties in excess of those otherwise due under this Agreement or otherwise increase Licensee’s obligations under this Agreement.
ARTICLE VIII
PATENT PROSECUTION AND ENFORCEMENT
     Section 8.1. Patent Applications. Licensor has delivered to Licensee prior to the date of this Agreement the complete texts of all patent applications filed in the
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Territory by Licensor which reasonably relate to the Licensed Patents. The responsibility for the prosecution of, and the exclusive right to prosecute, such patent applications and the exclusive right to apply for patent applications in any and all jurisdictions shall be and remain with Licensor except as provided below. Licensor shall exercise all reasonable efforts in this regard. Licensor agrees to keep Licensee informed of the course of such patent prosecution.
     Section 8.2. Infringement Notice. Licensee shall notify Licensor promptly in writing of any infringement of any issued Licensed Patent or other interference with Licensor’s proprietary interests relating to the Technology or the Martek Product, which becomes known to Licensee. If Licensor determines that a material infringement exists within the Territory, Licensor shall communicate such determination to Licensee in writing and take prompt action to attempt to eliminate that infringement.
     Section 8.3. Infringement Actions. If Licensor receives Licensee’s infringement notice under Section 8.2 of this Agreement and within a reasonable time thereafter Licensor is unsuccessful in eliminating the infringement, Licensor shall have the first right to bring, at its own expense, an infringement action against any Third Party within a reasonable time no longer than six months from the date of Licensee’s notice of an infringement under Section 8.2 of this Agreement, and to use Licensee’s name in connection therewith. If the infringement materially and adversely affects Licensee’s and its Affiliates’ market share relating to the Nutricia Formulaid Product and Licensor waives its right to bring such an infringement action in writing to Licensee or has not eliminated such infringement or initiated an infringement suit within six months from the date of Licensee’s notice of infringement, Licensee, after notifying Licensor in writing, shall be entitled to bring such infringement action at its own expense. The party conducting such action shall have full control over its conduct, including settlement thereof. Regardless of which party brings the suit, Licensor and Licensee shall assist one another and cooperate in any such litigation at the other’s request. In the event that Licensor elects under this Section not to bring an infringement action against a Third Party and Licensee or an Affiliate elects to bring such. an action, the calculation of “Net Sales” during such period for purposes of Section 4.1 of this Agreement shall be reduced by the costs and expenses reasonably and in good faith incurred by Licensee or its Affiliates in. connection with such action; provided, however, that any reduction in Royalties payable to Licensor as a result of this Section 8.3 shall be returned to Licensor at the end of any such action to the extent that Licensee and/or its Affiliates receive any monetary recovery in such action.
     Section 8.4. Defense of Infringement Actions. Licensor and Licensee hereby acknowledge and agree that each party shall be responsible for defending, at its own expense, any infringement action brought against such party by any Third
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Party, and Licensor and Licensee agree reasonably to cooperate with the other in any such defense and in responding to any threatened infringement action. In the event that Licensee is required to defend any infringement action relating to the Technology or the Martek Product, the calculation of “Net Sales” under Section 4.1 of this Agreement during such period shall be reduced by the costs and expenses reasonably and in good faith incurred by Licensee in defending such infringement action.
ARTICLE IX
ASSIGNMENT
     Section 9.1. Assignment. This Agreement and the rights granted hereunder shall not be assignable, in whole or in part, by Licensee, nor shall its obligations hereunder be delegated, without the prior written consent of Licensor, which consent may not unreasonably be withheld. Licensor may assign its rights under this Agreement freely and without Licensee’s consent. Licensor shall be entitled to delegate its obligations hereunder only with the prior written consent of Licensee, which consent may not unreasonably be withheld, until the date on which the Martek Product can be produced at commercial volumes and costs, which date will be deemed to have occurred upon the first commercial introduction of the Nutricia Formulaid Product anywhere in the world. After the Martek Product can be produced at commercial volumes and costs, Licensor shall be entitled to delegate any or all of its obligations, if any, hereunder without the consent of Licensee.
ARTICLE X
PARTIES’ RELATIONSHIP
     Section 10,1. Relationship Between Parties. Neither party to this Agreement shall have the power to bind the other by any guarantee or representation that either party may give, or in any other respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of the other party, and for purposes of this Agreement, the parties hereto hereby acknowledge and agree that they shall not be deemed partners, joint venturers, or to have created the relationship of agency or of employer and employee between the parties.
ARTICLE ‘XI
INDEMNITY
     Section 11.1. Indemnity. Licensee shall indemnify, defend and hold harmless Licensor and Licensor’s directors, officers, employees and agents from and against all claims, actions or causes of action (whether sounding in contract,
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negligence or strict liability), suits and proceedings and all loss, assessments, liability, damages, costs and expenses incurred in connection therewith (including reasonable attorneys’ fees) for which Licensor or its directors, officers, employees or agents may become liable or incur or be compelled to pay and arising out of a breach of any of the Licensee’s covenants, representations and warranties contained herein.
     Licensor shall indemnify, defend and hold harmless Licensee, its Affiliates, and Licensee’s and its Affiliates’ directors, officers, employees and agents from and against all claims, actions or causes of action, suits and proceedings and all loss, assessments, liability, damages, costs and expenses incurred in connection therewith (including reasonable attorneys’ fees) for which Licensee, its Affiliates or the directors, officers, employees or agents of either of them may become liable or incur or be compelled to pay and arising out of a breach of any of the Licensor’s covenants, representations and warranties contained herein.
     The indemnifications provided in this Agreement, including that provided in this Article and in Section 6.2 of this Agreement, shall survive the termination of this Agreement, whether the termination is occasioned by the Agreement’s expiration pursuant to Section 3.1 of this Agreement or is earlier terminated pursuant to the other Sections of Article III of this Agreement.
ARTICLE XII
CONFIDENTIALITY
     Section 12.1. Disclosure of Information. All the Technology and all other information exchanged by the parties pursuant to, and in execution of their obligations and in exercise of their rights under, this Agreement shall be deemed confidential. Licensor and Licensee acknowledge and agree that the value of the Technology and the Martek Product is based, to a large extent, on maintaining the confidentiality of the Technology and the Martek Product and preventing any unauthorized dissemination to or use by Third Parties of information relating to the Technology or the Martek Product. Disclosure of confidential and proprietary information hereunder, whether orally or in written form, shall be safeguarded by the recipient and shall not be disclosed to Third Parties and shall be made available only to the receiving party’s employees or other agents who have a need to know such information for purposes of performing the party’s obligations, or for purposes of exercising the party’s rights, under this Agreement and such employees or other agents shall have a legal obligation to the employer or principal, as applicable, not to disclose such information to Third Parties. Each party shall treat any and all such confidential information in the same manner and with the same protection as such party maintains its own confidential
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information. These mutual obligations of confidentiality will not apply to any information to the extent that such information: (i) is or later becomes generally available to the public, such as by publication or otherwise, through no fault of the receiving party; (ii) is obtained from a Third Party having the legal right to make such a disclosure; or (iii) is now, or hereafter becomes through no fault of the receiving party, part of the public domain. Licensee or its Affiliates shall not remove from any communications or other documents delivered by Licensor to Licensee or its Affiliates any proprietary notices affixed thereto by Licensor.
     Notwithstanding the preceding, (i) Licensor and Licensee shall be permitted to disclose the facts necessary to obtain any necessary regulatory approvals pursuant to their respective obligations under Section 6.1 of this Agreement, provided that such otherwise confidential information shall be protected and kept confidential by Licensee and its Affiliates to the extent reasonably possible, (ii) Licensor and Licensee may disclose any otherwise confidential or proprietary information as and to the extent required by applicable law, including, but not limited to, any applicable disclosure requirements under the federal securities laws or regulations thereunder which arise by virtue of a public offering of the securities of Licensor, upon prior written notice to the other party that the information is required to be disclosed under applicable law and following steps exercised upon the advice and consent, which consent may not unreasonably be withheld, of the other party to maintain the confidentiality of such information to the extent permissible under applicable law, (iii) Licensor and Licensee may disclose the fact and the terms of this Agreement to their respective attorneys and accountants and (iv) Licensor may disclose the fact of this Agreement to its shareholders and potential investors.
          Section 12.2. Post-Termination Obligations. The provisions of this Article XII shall survive the termination of this Agreement for a period of fifteen (15) years, whether the termination is occasioned by the Agreement’s expiration pursuant to Section 3.1 or is earlier terminated pursuant to the other Sections of Article 3 hereof. At the termination of this Agreement, Licensee promptly shall return to Licensor all the Technology, microbial strains, Martek Product samples, documents, records, and all other property or documentation disclosed or delivered to Licensee or its Affiliates pursuant to this Agreement and then in existence, including all copies thereof, and Licensee shall destroy or promptly deliver to Licensor any documentary material. in its possession created by it or its Affiliates during the course of this Agreement, and thereafter, which contains information about Licensor or the Technology or the Martek Product that is not in the public domain, including notes, memoranda or correspondence, except that Licensee shall be permitted to retain one copy of such documentation for archival purposes and only for archival purposes.
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ARTICLE XIII
MISCELLANEOUS
     Section 13.1. Free Flow of Information. Licensor and Licensee covenant and agree, except as prohibited by an enforceable arms’ length agreement existing prior to the date of this Agreement with a Third Party, promptly to share with the other all material information obtained by the Licensor or Licensee concerning the progress of clinical and pre-clinical testing of the Technology and the Martek Product and adverse reaction data relating to the Technology and the Martek Product, and Licensor and Licensee shall maintain the confidentiality of such information as required under Section 12.1 of this Agreement.
     Section 13.2. Arbitration. Licensor and Licensee covenant and agree to use their best efforts to resolve any disputes (other than for injunctive relief) that arise between them in the future and are related to this Agreement through negotiation and mutual agreement and, if good faith efforts to so negotiate and mutually agree are unavailing, through binding arbitration under the procedures set forth below. When either party learns of a dispute subject to arbitration under this Agreement, it shall promptly send written notice of the dispute to the other party. The parties agree that for a period of thirty (30) days from the sending of such written notice, they shall in good faith negotiate to resolve the dispute. Subject to the foregoing, disputes arising in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association by three arbitrators appointed in accordance with such Rules. Unless the parties to such dispute agree otherwise in writing, any such arbitration shall be conducted in Baltimore, Maryland and the results of such Arbitration shall be final and binding on the parties.
     Section 13.3. Force Majeure. Neither party to this Agreement shall be liable for damages due to delay or failure to perform any obligation under this Agreement if such delay or failure results directly or indirectly from circumstances beyond the control of such party. Such circumstances shall include, but shall not be limited to, acts of God, acts of war, civil commotions, riots, strikes, lockouts, acts of the government in either its sovereign. or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable equipment or components, accident, fire, water damages, flood, earthquake, or other natural catastrophes.
     Section 13.4. Construction of Agreement. This Agreement shall be construed and the respective rights of the parties shall be determined under and pursuant to the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.
     Section 13.5. Notices. Notices required under this Agreement shall be in writing and sent by registered mail or by facsimile transmission or hand delivery to the respective parties at the following addresses:
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          Notices to Licensor:
Martek Biosciences Corporation 6480
Dobbin Road
Columbia, Maryland 21045
Telecopy: (410) 740-2985
Attn: Chief Financial Officer
          Notices to Licensee:
Bestuurcentrumder Verenigde Bedrijven
Nutricia B.V.
P. O. Box 1,2700 MA
Zoetermeer
Netherlands
Telefax No.: 111-31-79-539-671
Attn: Legal Department
or to such other address as either party may designate by a notice given in compliance with this paragraph, and shall be deemed effective when received.
     Section 13.6. Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties hereto and there are no representations, warranties or .covenants relative hereto, including, but not limited to, those set forth in the Letter of Intent, which shall survive the execution of this Agreement unless fully set forth herein.
     Section 13.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No person, firm or corporation other than the parties hereto and their successors and permitted assigns shall derive rights or benefits under this Agreement.
     Section 13.8. Counterparts. This Agreement may be executed in counterparts.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective behalves as of the day and year first written above.

WITNESS:	MARTEK BIOSCIENCES CORPORATION

/s/	By:	/s/ Steve Dubin

Print Name: Steve Dubin
Print Title: Secretary

WITNESS:	BESTUURCENTRUM DER VERENIGDE
BEDRIJVEN NUTRICIA B.V.

/s/	By:	/s/ Julitte H.C. Van Derven

Print Name: Julitte H.C. Van Derven
Print Title: Company Secretary
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